UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2008

NEUROMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	000-50856	04-3308180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

62 Fourth Avenue
Waltham, Massachusetts  02451
(Address of Principal Executive Offices)  (Zip Code)

(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On July 1, 2008 the American Medical Association (“AMA”) CPT Editorial Panel electronically published new Category III CPT codes that could become effective January 1, 2009, as implemented by various insurers.  There were no Category III CPT codes published relating to nerve conduction studies performed using the NC-stat System.

The AMA CPT Editorial Panel may publish CPT codes or coding recommendations at a future date for nerve conduction study procedures such as those utilized with the NC-stat System.  These codes or recommendations could take the form of existing or new Category I codes, an unlisted Category I code, or Category III codes.

Should a Category III CPT code be published which describes nerve conduction studies such as those currently performed with the NC-stat System, then it would likely result in limited or no Medicare reimbursement for procedures using the NC-stat System since no specified reimbursement values would be assigned to this code, and could also adversely impact reimbursement by other third-party payers.  The publication by the AMA of recommendations for reimbursement of nerve conduction studies could also potentially adversely impact reimbursement for procedures using the NC-stat System.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Dated: July 1, 2008	By:	/s/ Shai N. Gozani, M.D., Ph.D.
Shai N. Gozani, M.D., Ph.D.
President and Chief Executive Officer